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                                 UNITED STATES
                     SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C. 20549



                                   FORM 8-K



                                 CURRENT REPORT

     PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934


                        Date of Report: October 9, 1998
               (Date of earliest event reported: October 6, 1998)



                         TENNESSEE GAS PIPELINE COMPANY
             (Exact name of registrant as specified in its charter)



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
          DELAWARE                         1-4101                74-1056569
(State or other jurisdiction        (Commission File No.)      (I.R.S. Employer
     of incorporation)                                       Identification No.)
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                            EL PASO ENERGY BUILDING
                             1001 LOUISIANA STREET
                             HOUSTON, TEXAS  77002
              (Address of principal executive offices)  (Zip Code)


                                 (713) 420-2131
              (Registrant's telephone number, including area code)
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ITEM 5.      OTHER EVENTS.

         On October 6, 1998, Tennessee Gas Pipeline Company (the "Company") entered into an Underwriting Agreement with Donaldson, Lufkin & Jenrette Securities Corporation, Chase Securities Inc. and NationsBanc Montgomery Securities LLC, pursuant to which the Company issued $400 million aggregate principal amount of 7% Debentures due 2028, (the "Debentures"). The net proceeds from the sale of the Debentures were approximately $391 million, and will be used by the Company to repay outstanding short-term indebtedness of the Company and for general corporate purposes.

ITEM 7.      FINANCIAL STATEMENTS AND EXHIBITS.

     (c)         EXHIBITS.

   Exhibit
   Number                          Description
   -------                         -----------
    *1.1         Underwriting Agreement dated as of October 6, 1998.

     4.1 Indenture dated as of March 4, 1997, as amended by the First Supplemental Indenture, Second Supplemental Indenture and Third Supplemental Indenture (incorporated by reference to the Company's current report on Form 8-K dated as of March 4, 1997, file no. 1-4101).

    *4.2 Fourth Supplemental Indenture dated as of October 9, 1998, including the form of 7% Debenture due 2028.

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*Filed herewith.
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                                   SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.



                                            TENNESSEE GAS PIPELINE COMPANY



                                            By:    /s/ JEFFERY I. BEASON
                                                --------------------------------
                                                       Jeffrey I. Beason
                                                  Vice President and Controller
                                                    (Chief Accounting Officer)

Date: October 9, 1998
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                              INDEX TO EXHIBITS

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EXHIBIT
NUMBER                           DESCRIPTION
-------                          -----------
    *1.1         Underwriting Agreement dated as of October 6, 1998.

     4.1 Indenture dated as of March 4, 1997 (incorporated by reference to the Company's current report on Form 8-K dated as of March 4, 1997, file no. 1-4101).

    *4.2 Fourth Supplemental Indenture dated as of October 9, 1998, including the form of 7% Debenture due 2028.
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*Filed herewith.